October __, 2007

Southpoint Master Fund, LP.
623 Fifth Avenue;
Suite 2503; New York,
NY 10022, USA

Ladies and Gentelmen,

The purpose of this Letter Agreement is to set forth the terms and conditions of our understanding and agreement relating to the conversion of a certain loan (the "Loan") provided by you to IXI Mobile (R&D) Ltd. ("Borrower") pursuant to a certain Loan Agreement dated June 19, 2006, as amended (the "June '06 Loan Agreement").

Unless otherwise defined below, all capitalized terms herein shall have the meanings assigned to such terms in the June '06 Loan Agreement.

1.	Conversion.

1.1.
Conversion Amount. Notwithstanding anything to the contrary in the June '06 Loan Agreement, Southpoint Master Fund L.P. hereby elects to convert the Conversion Amount, specified in Section 4 below into that number of fully paid and non-assessable shares of IXI Mobile, Inc.’s ("Company") Common Stock, par value $0.0001 per share (“IXI Stock”) as determined by dividing (A) the Conversion Amount by (B) $3.60, and as set forth on Schedule 1 hereto.

1.2.
Warrant Coverage. In addition to the IXI Stock issued to you under this Letter Agreement, the Company will also issue to you a warrant (the "IXI Warrant") to purchase that number of IXI Stock set forth on Schedule 1 hereto (equal to 60% percent of the number of IXI Stock issued to you upon conversion of the Conversion Amount hereunder). The warrant shall be substantially in the form attached hereto as Exhibit A. By your signature below you hereby agree that the IXI Warrant issued to you pursuant to the terms and conditions hereof, is in lieu of, and replaces, substitutes and terminates any rights you may posses to receive any ITAC Warrants (as defined in the June '06 Loan Agreement) pursuant to the provisions the June '06 Loan Agreement and any such rights are hereby forever terminated and dismissed in their entirety. You further agree that this Letter Agreement constitutes an amendment of the June '06 Loan Agreement with respect your right to receive ITAC Warrants as described above.

1.3.
you hereby agree that the foregoing conversion of the Conversion Amount and the issuance of the IXI Warrant are in lieu of, and replace, substitute and terminate any conversion rights you may have pursuant to Section 3.2(a) of the June '06 Loan Agreement with respect to the Conversion Amount and that this Letter Agreement constitutes an amendment of the June '06 Loan Agreement with respect to the Conversion Amount hereunder converted.

2.	You hereby represent and warrant as follows:

(a) You acknowledge that the IXI Stock and IXI Warrant (collectively, the "Securities") you receive are not registered under the United States Securities Act of 1933, as amended (the "1933 Act"), or in any state and that you must hold such Securities for an indefinite period unless the Securities are subsequently registered or a Federal and state exemption from such registration is available.

(b) You are acquiring the Securities for your own account, as a profit-motivated investment, and without the participation of any person in any part of such acquisition. You do not intend to divide your participation with others or to resell or otherwise dispose of all or any part of the Securities in violation of the Securities laws of the United States.

(c) You have ad full access to any and all information with regard to the transaction contemplated hereunder and the Company, including financial statements and other documents, that you deem relevant to the acquisition, and you have had full access to management of the Company to obtain whatever information you deemed relevant to your acquisition of the Securities. You acknowledge that you have received all information requested from the Company and are satisfied with all such information, and no additional information is needed or required for execution of this Letter Agreement.

(d) You understand that the purchase of the Securities involve substantial risk. You confirm that you have experience as an investor in securities of companies in the development stage and acknowledges that you re able to fend for yourself, can bear the economic risk of your investment in the Securities and have such knowledge and experience in financial or business matters that you are capable of evaluating the merits and risks of this investment in the Securities and protecting your own interests in connection with this investment.

(e) You understand that the Securities are characterized as "restricted securities" under the 1933 Act and Rule 144 promulgated thereunder inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, you represent that you are familiar with Rule 144 of the U.S. Securities and Exchange Commission, as presently in effect, and understand the resale limitations imposed thereby and by the 1933 Act. You understand that the Company is under no obligation to register any of the Securities.

(f) You are an “accredited investor,” as such term is defined in Rule 501 (the provisions of which are known to such Lender) promulgated under the 1933 Act.

(g) At no time were you presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Securities.

3. We further note your consent to us providing copies of this Letter Agreement to potential PIPE investors as well as to NASDAQ and/or any other US governmental authority.

4. By your signature below, you hereby agree to convert the amount set forth in Schedule 1 (the "Conversion Amount") of the Loan provided under the June '06 Loan Agreement into IXI Stock pursuant to this Letter Agreement. It being understood that the provisions of this Letter Agreement shall only apply to the Conversion Amount as specified in this Section 4.

5. This Letter Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties agree that facsimile signatures shall be binding.

6. This Letter Agreement constitutes an amendment of the June '06 Loan Agreement only with respect to the Conversion Amount specified in Section 4 above.

7. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day of the recipient, (c) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent the party's address set forth in the header of this Letter Agreement or at such other address as any party may designate by ten (10) days advance written notice to the other parties hereto.

8. Any term of this Letter Agreement may be amended and the observance of any term of this Letter Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of all the parties hereto.

9. This Letter Agreement shall be governed by and construed under the laws of the State of Delaware, exclusive of the provisions thereof governing conflicts of laws.

Sincerely,

IXI MOBILE, Inc.

By:

Name:

Title:

[IXI Signature Page to Conversion Letter Agreement]

IN WITNESS WHEREOF, the parties have executed this Letter Agreement as of the date first written above.

SOUTHPOINT MASTER FUND, LP

By: Southpoint GP, LP, its general partner

By: Southpoint GP, LLC

By:
Name: John S. Clark, II
Title: Manager

[Southpoint Signature Page to Conversion Letter Agreement]

Schedule 1

Allocation of IXI Stock

Name of Entity	Amount of Assumed Debt	Number of shares of IXI Stock	Number of Shares into which IXI Warrant is Exercisable
SOUTHPOINT MASTER FUND, LP	$15,840,000	4,400,000	2,640,000
Total	$15,840,000	4,400,000	2,640,000

Exhibit A
Form of Warrant